UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2012

STRATS(SM) TRUST FOR PROCTER & GAMBLE SECURITIES,
                            SERIES 2006-1
(Exact name of Registrant as specified in its charter)

    SYNTHETIC FIXED-INCOME SECURITIES, INC.
(Exact name of Sponsor and Depositor as specified in its charter)

333-111858-19
Delaware	001-32822	52-2316339
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Synthetic Fixed-Income Securities, Inc.
301 S. College St.
Charlotte, North Carolina	28288
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 212-214-6282

                                     Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The STRATS(SM) TRUST FOR PROCTER & GAMBLE SECURITIES, SERIES 2006-1, which we refer to herein as the “Trust,” was formed pursuant to the Base Trust Agreement, dated as of February 28, 2006, between Synthetic Fixed-Income Securities, Inc., as depositor, and The Bank of New York, as trustee and securities intermediary, as supplemented by the STRATS(SM) Certificates Series Supplement 2006-1 in respect of the Trust dated as of February 28, 2006 (the “Series Supplement”).

Item 8.01     Other Events.

On October 18, 2012, Standard & Poor’s Ratings Services (“Standard & Poor’s) announced that it was updating its rating methodology for repackaged securities, effective immediately.  As a result of this change, Standard & Poor’s announced on October 25, 2012 that it has withdrawn its rating assigned to the Floating Rate Structured Repackaged Asset-Backed Trust Securities (STRATS(SM) Certificates, Series 2006-1) issued by STRATS(SM) Trust for Procter & Gamble Securities Series 2006-1 (the “Certificates”).  Standard and Poor’s indicated that the rating assigned to the Certificates was being withdrawn because a redemption of the Certificates together with a termination of the Swap Agreement (either in whole or proportionately) in which termination payments are owed to the Swap Counterparty could result in payment shortfalls to holders of the Certificates.  The ratings action was specific to this feature of the Certificates and did not address, and to our knowledge the ratings action does not relate to or affect, Standard & Poor’s existing ratings of the Underlying Securities or the Swap Counterparty.

The withdrawal of the rating previously assigned to the Certificates does not constitute a termination event under the terms of the Certificates or the Swap Agreement; however, the withdrawal of the rating may have a material adverse effect on the secondary market price and liquidity of the Certificates.  Many institutional investors prefer or are required to invest in securities assigned particular ratings.  If a significant amount of the Certificates are held by such investors, the withdrawal of the rating previously assigned to the Certificates may cause these investors to sell their Certificates within a limited period of time.  In these circumstances, the market price of the Certificates may be adversely affected, and prospective sellers of the Certificates may be unable to sell their Certificates at the prices at which their Certificates were acquired or, in some cases, may be unable to find a buyer for their Certificates at any price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthetic Fixed-Income Securities, Inc.

Date: October 26, 2012	By: /s/ Barbara Garafalo
Name: Barbara Garafalo
Title: Vice President